EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13G to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: February 9, 2015

Pitango Venture Capital Fund III (USA) L.P.

By: /s/ Zeev Binman Name: Zeev Binman Title: Managing Director

By: /s/ Isaac Hillel Name: Isaac Hillel Title: Managing Director

Pitango Venture Capital Fund III (USA) Non-Q L.P.

By: /s/ Zeev Binman Name: Zeev Binman Title: Managing Director

By: /s/ Isaac Hillel Name: Isaac Hillel Title: Managing Director

Pitango Venture Capital Fund III (Israeli investors) L.P.

By: /s/ Zeev Binman Name: Zeev Binman Title: Managing Director

By: /s/ Isaac Hillel Name: Isaac Hillel Title: Managing Director

Pitango Parallel Investor Fund III (USA) L.P.

By: /s/ Zeev Binman Name: Zeev Binman Title: Managing Director

By: /s/ Isaac Hillel Name: Isaac Hillel Title: Managing Director

Pitango Principals Fund III (USA) L.P.

By: /s/ Zeev Binman Name: Zeev Binman Title: Managing Director
By: /s/ Isaac Hillel Name: Isaac Hillel Title: Managing Director

Pitango Venture Capital Fund III Trusts 2000 Ltd.

By: /s/ Zeev Binman Name: Zeev Binman Title: Managing Director
By: /s/ Isaac Hillel Name: Isaac Hillel Title: Managing Director